Exhibit (l)(2)

July 29, 2026

Denali Structured Return Strategy Fund

3550 Lenox Road NE, Suite 2550

Atlanta, GA 30326

Re:	Denali Structured Return Strategy Fund (the “Fund”)
Files No. 333-275771 and 811-23918

Dear Board Members:

A legal opinion (the “Legal Opinion”) that we prepared was filed with the Denali Structured Return Strategy Fund’s Registration Statement filed on Form N-2 on March 7, 2024. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 3 under the Securities Act of 1933 (Amendment No. 5 under the Investment Company Act of 1940) and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP